UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2015

BORDERFREE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36359	52-2216062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

292 Madison Avenue, 5th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 299-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

As previously disclosed on May 6, 2015 in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Borderfree, Inc., a Delaware corporation (the “Company”), the Company is party to an Agreement and Plan of Merger, dated as of May 5, 2015 (the “Merger Agreement”), with Pitney Bowes Inc., a Delaware corporation (“Parent”), and BrickBreaker Acquisition Corp., a Delaware corporation and a subsidiary of Parent (“Purchaser”).

Item 1.02  Termination of a Material Definitive Agreement.

On June 10, 2015, in connection with the Merger (defined below), the Company terminated the Second Amended and Restated Loan and Security Agreement, dated as of July 24, 2014, with Silicon Valley Bank.

Item 2.01  Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on May 12, 2015, Purchaser commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.01 per share, of the Company (“Shares”), for $14.00 per Share, net to the seller in cash without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 12, 2015 (as amended or supplemented), and the related Letter of Transmittal.

The Offer expired at 12:00 midnight, New York City time, on June 9, 2015 (the “Expiration Date”), (one minute after 11:59 p.m., New York City time on June 9, 2015), as scheduled, and was not extended. Computershare Trust Company, N.A., the depositary for the Offer, advised Purchaser that, as of the Expiration Date, a total of 30,775,882 Shares had been validly tendered and not withdrawn pursuant to the Offer, representing approximately 95% of the outstanding Shares. As a result, Purchaser accepted for payment (such time of acceptance for payment, the “Acceptance Time”) all such Shares validly tendered and not withdrawn pursuant to the Offer on or prior to the Expiration Date, and payment for such Shares has been made to the depositary, which will act as agent for tendering stockholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer. The depositary also advised Parent and Purchaser that it has received Notices of Guaranteed Delivery with respect to 181,852 additional Shares, representing approximately 0.5% of the outstanding Shares.

On June 10, 2015, pursuant to the terms of the Merger Agreement, Purchaser merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a subsidiary of Parent. The Merger was effected without a vote or meeting of the Company stockholders pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”). At the effective time of the Merger, (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than (i) the Shares accepted by Purchaser in the Offer, (ii) Shares held in the Company’s treasury and (iii) any Shares owned by stockholders who properly exercised any available rights of appraisal under Section 262 of the DGCL in connection with the Merger) was automatically cancelled and converted into the right to receive an amount in cash equal to the Offer Price.

Under the terms of the Merger Agreement, all stock options outstanding at the Effective Time, whether vested or unvested or exercisable or unexercisable, were cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to the excess, if any, of the Offer Price over the per Share exercise price of such option multiplied by the total number of Shares subject to such options for each stock option, payable in a lump sum no later than the second payroll period after the Effective Time.

Under the terms of the Merger Agreement, all restricted stock units granted under the Company’s 2014 Stock Option and Incentive Plan (“2014 Plan RSUs”) outstanding at the Effective Time, whether vested or unvested, were cancelled and converted into the right to receive (without interest), an amount in cash (less applicable tax withholdings) equal to the product of the Offer Price and the number of Shares underlying such former 2014 Plan RSU immediately prior to the Effective Time, payable in a lump sum no later than the second payroll period after the Effective Time.

Under the terms of the Merger Agreement, all restricted stock units granted under the Company’s 2015 Stock Option Inducement Plan (“2015 Plan RSUs”) outstanding at the Effective Time, whether vested or unvested, were cancelled and converted into the right to receive (without interest) an unvested award representing the opportunity to receive an amount in cash (less applicable tax withholdings) equal to the product of the Offer Price and the number of Shares underlying such 2015 Plan RSU immediately prior to the Effective Time; provided that such award remains subject to the same terms and conditions (including forfeiture and time of payment) as were in effect immediately before the Effective Time.

The aggregate consideration to be paid by Purchaser in the Offer and Merger is approximately $496 million, including payments in respect of options, RSUs and transaction fees and expenses. Parent funded the payment of Shares from available cash on hand.

The foregoing summary description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 6, 2015, and is incorporated by reference into this Item 2.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.01, on June 10, 2015, the Company (i) notified the NASDAQ Stock Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Change in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Offer, a change of control of the Company has occurred. Upon the consummation of the Merger, the Company became a subsidiary of Parent.

The total amount of funds required to purchase all outstanding Shares in the Offer and to provide funding in connection with the Merger is approximately $496 million, including payments in respect of options, RSUs and transaction fees and expenses. Parent funded the payment of Shares from available cash on hand.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements to Certain Officers.

In connection with the Merger, each of William G. Bock, Daniel T. Ciporin, Michael A. DeSimone, Stephen J. Getsy, Isaac Hillel, Beth M. Pritchard, George H. Spencer, III and Ofer Timor resigned as directors of the Company’s Board of Directors (the “Board”) and from all committees of the Board on which such directors served, effective as of the Effective Time. In accordance with the terms of the Merger Agreement, the directors of Purchaser immediately prior to the Effective Time, which consisted of Steven J. Green, Barret S. Johnson and Debbie D. Salce, became the directors of the Company immediately after the Effective Time. Biographical and other information with respect to the new directors of the Company is set forth in Annex I to the Offer to Purchase, dated May 12, 2015 (together with any amendments and supplements thereto), a copy of which is attached as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed with the SEC by Parent on May 12, 2015 (together with any amendments and supplements thereto), which is incorporated herein by reference.

Immediately following the Effective Time of the Merger, Michael DeSimone, Chief Executive Officer and President, and Ed Neumann, Chief Financial Officer, Vice President and Treasurer, ceased to serve in such roles, and the Board appointed Lila Snyder as President of the Company and Debbie D. Salce as Vice President and Treasurer of the Company.

Lila Snyder, 42, is President, Global ECommerce at Pitney Bowes Inc. In this role, she is responsible for the company’s overall ecommerce business and strategy. Prior to this role she was President, Document Messaging Technologies at Pitney Bowes Inc. Until October 2013, she was at McKinsey & Company, Inc. In this role, she was the leader of McKinsey’s Stamford office and focused on serving clients in the technology, media and communications sectors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation, as amended, and its bylaws, as amended, were each amended and restated in their entirety to be identical to the certificate of incorporation and bylaws of Purchaser as in effect immediately prior to the Effective Time. Copies of the certificate of incorporation and bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of May 5, 2015, by and among Borderfree, Inc., Pitney Bowes Inc. and BrickBreaker Acquisition Corp. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Borderfree, Inc. on May 6, 2015).*

3.1	Amended and Restated Certificate of Incorporation of Borderfree, Inc.

3.2	Amended and Restated Bylaws of Borderfree, Inc.

*
The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORDERFREE, INC.

Date: June 10, 2015	By:	/s/ Lila Snyder
Name: Lila Snyder
Title: President

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of May 5, 2015, by and among Borderfree, Inc., Pitney Bowes Inc. and BrickBreaker Acquisition Corp. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Borderfree, Inc. on May 6, 2015).*

3.1	Amended and Restated Certificate of Incorporation of Borderfree, Inc.

3.2	Amended and Restated Bylaws of Borderfree, Inc.

*
The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.